Exhibit 10.18

AMENDED AND RESTATED SUBSCRIPTION AGREEMENT

ARYA Sciences Acquisition Corp IV
51 Astor Place, 10th Floor
New York, New York 10002

Ladies and Gentlemen:

This Amended and Restated Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto and amends and restates the Subscription Agreement, dated as of February 13, 2024 (as amended on June 24, 2024), by and between Aja Holdco, Inc., a Delaware corporation and prior to the Closing Date (as defined below), a wholly owned subsidiary of ARYA (“ListCo”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated February 13, 2024 (as amended on June 25, 2024 and as may be further amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among ListCo, ARYA, Aja Merger Sub 1, a Cayman Islands exempted company and prior to the Closing Date, a wholly owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, a Delaware corporation and prior to the Closing Date, a wholly owned subsidiary of ListCo (“Company Merger Sub”) and Adagio Medical, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, ARYA Merger Sub will merge with and into ARYA and Company Merger Sub will merge with and into the Company, with ARYA and the Company surviving the mergers and ARYA and the Company becoming wholly owned subsidiaries of ListCo, on the terms and subject to the conditions set forth in the Transaction Agreement (the “Transaction”).

In connection with the Transaction, ListCo is seeking commitments from interested investors to purchase in a private placement, contingent upon, and substantially concurrently with the closing of the Transaction, (i) shares  (the “Shares”) of ListCo’s common stock, par value $0.0001 per share  (the “Common Stock”), and (ii) warrants, each representing the right to purchase shares of Common Stock and to be represented by a warrant with the terms and conditions in the form attached hereto as Exhibit A (the “Warrant Agreement”) and which will be executed on the Closing Date (as defined below) (such warrants, the “Warrants” and together with the Shares, the “PIPE Securities”).  On February 13, 2024 and June 24, 2024, the parties to this Subscription Agreement (other than the Investor) entered into subscription agreements (as amended and restated on or about the date hereof, to the extent applicable, the “Other Subscription Agreements,” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”). The shares of Common Stock underlying the Warrants are herein after referred to as the “Warrant Shares.” The aggregate purchase price to be paid by the Investor for the PIPE Securities is referred to herein as the “Subscription Amount” and shall be comprised of (i) an amount of cash (the “Additional Cash”) set forth on the signature page hereto and (ii) the contribution by the Investor to ListCo of (a) the Convertible Promissory Notes, dated April 4, 2023, June 30, 2023, July 31, 2023, August 31, 2023, September 29, 2023, and October 26, 2023, each issued by the Company to the Investor, (b) the Convertible Promissory Notes, dated November 28, 2023, December 13, 2023, December 28, 2023 and January 29, 2024, (c) the Convertible Promissory Note, dated May 21, 2024, (d) the Convertible Promissory Note, dated June 25, 2024, and (e) the Convertible Promissory Note, dated July 24, 2024, each issued by the Company to the Investor (together, the “Company Convertible Notes”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, ARYA and ListCo acknowledges and agrees as follows:

1.         Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from ListCo the number of PIPE Securities set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions set forth in this Subscription Agreement. The Investor acknowledges and agrees that ListCo reserves the right to accept or reject the Investor’s subscription for the PIPE Securities for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by ListCo only when this Subscription Agreement is signed by a duly authorized person by or on behalf of ListCo; ListCo may do so in counterpart form. The Investor acknowledges and agrees that the PIPE Securities that will be purchased by the Investor and issued by ListCo on the terms and subject to the conditions set forth in this Subscription Agreement, or in the case of the Warrant Shares, on the terms and conditions set forth in each of the Warrant Agreement, shall be securities of a Delaware corporation (and not, for the avoidance of doubt, securities of ARYA, a Cayman Islands exempted company).

2.          Closing. The closing of the sale, purchase and issuance of the PIPE Securities contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur contingent upon, and substantially concurrent with the effectiveness of the Transaction (the date the Closing so occurs, the “Closing Date”). Upon delivery of written notice from (or on behalf of) ListCo to the Investor (the “Closing Notice”), that ListCo reasonably expects all conditions to the closing of the Transaction under the Transaction Agreement to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to ListCo, three (3) business days prior to the anticipated closing date specified in the Closing Notice, (i) the Additional Cash by wire transfer of United States dollars in immediately available funds to the account(s) specified by ListCo in the Closing Notice (which account shall not be an escrow account), and (ii) any other information that is reasonably requested in the Closing Notice in order for the PIPE Securities to be issued to the Investor, including, without limitation, the legal name of the person in whose name such securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, the Company Convertible Notes shall be contributed by the Investor to ListCo, and in consideration for the Subscription Amount ListCo shall issue a number of PIPE Securities to the Investor set forth on the signature page to this Subscription Agreement and deliver a fully executed Warrant Agreement to the Investor, and subsequently cause the Shares to be registered in book entry form, free and clear of all liens (other than those arising under applicable securities laws), in the name of the Investor on ListCo’s share register; provided, however, that ListCo’s obligation to issue the PIPE Securities to the Investor is contingent upon ListCo having received the Additional Cash in full accordance with this Section 2. In the event the Closing does not occur within two (2) business days of the anticipated Closing Date specified in the Closing Notice, ListCo shall promptly (but not later than three (3) business days thereafter) return the Additional Cash to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the PIPE Securities at the Closing upon the delivery by ListCo of a subsequent Closing Notice in accordance with this Section 2. In the event the Closing does not occur, the Company Convertible Notes shall be deemed not to have been contributed by the Investor to ListCo on the Closing Date and shall remain enforceable obligations against the Company in accordance with their terms. For purposes of this Subscription Agreement, “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized or required to close for business.

3.           Closing Conditions.

a.          The obligation of the parties hereto to consummate the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement is subject to the following conditions:

(i)          no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise enjoining, restraining or prohibiting consummation of (x) the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement or (y) the Transaction; and

(ii)          (A) all conditions precedent to the closing of the Transaction set forth in Article 6 of the Transaction Agreement shall have been satisfied (which shall be deemed satisfied if mutually determined by the applicable parties to the Transaction Agreement and other than those conditions under the Transaction Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the applicable parties to the Transaction Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing.

b.          The obligation of ListCo to consummate the sale and issuance of the PIPE Securities pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by ListCo with the prior written consent of ARYA (not to be unreasonably withheld, conditioned or delayed)) that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (except for (i) those representations and warranties qualified by materiality, which shall be true and correct in all respects as of the Closing Date and (ii) those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such specified earlier date) and (ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing shall have been performed in all material respects.

c.          The obligation of the Investor to consummate the purchase of the PIPE Securities pursuant to this Subscription Agreement shall be subject to the conditions (which may be waived in writing (email being sufficient) by the Investor) that (i) all representations and warranties of ListCo and ARYA contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or ARYA Material Adverse Effect or ListCo Material Adverse Effect (each as defined below), which representations and warranties shall be true and correct in all respects and (B) for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects  (or, if qualified by materiality, in all respects) as of such specified earlier date); (ii) ListCo and ARYA shall have performed, satisfied and complied in all material respects with all obligations, covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and (iii) the Shares acquired hereunder shall have been approved for listing by the Stock Exchange (as defined below).

4.          Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.           ListCo Representations and Warranties. ListCo represents and warrants to the Investor that:

a.          ListCo is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. ListCo has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.          As of the Closing Date, the Shares, the Warrants and any Warrant Shares, will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement or the Warrant Agreement, as applicable, such Shares or Warrant Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under ListCo’s certificate of incorporation or bylaws (each, as amended on the Closing Date) or under the General Corporation Law of the State of Delaware or under any agreement or instrument to which ListCo is a party. As of the Closing Date, the Warrant Shares will have been duly reserved for issuance in an amount of duly authorized shares of Common Stock that is equal to the number of Warrant Shares issuable upon the initial exercise of the Warrants. ListCo shall keep such number of shares of Common Stock as necessary to satisfy the exercise of the Warrants at all times reserved for issuance until the earlier of the exercise of the Warrants in full or the expiration of the Warrants in accordance with their respective terms. The Warrant Shares issued upon the exercise of any Warrant will be validly issued, fully paid and non-assessable. On the Closing Date, the Warrant Agreement will be duly authorized, and when executed and delivered by ListCo, will constitute the valid and binding agreement of ListCo and will be enforceable against ListCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

c.          This Subscription Agreement has been duly authorized, validly executed and delivered by ListCo and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and ARYA, this Subscription Agreement is enforceable against ListCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d.          The sale and issuance of the PIPE Securities and the compliance by ListCo with all of the provisions of this Subscription Agreement and the Warrant Agreement, and the consummation of the transactions contemplated herein, including the issuance of the Warrant Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ListCo or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ListCo or any of its subsidiaries is a party or by which ListCo or any of its subsidiaries is bound or to which any of the property or assets of ListCo or any of its subsidiaries is subject that would reasonably be expected to have a material adverse effect on the validity of the PIPE Securities, including the Warrant Shares, or legal authority of ListCo to comply in all material respects with the terms of this Subscription Agreement, the Warrant Agreement or the Transaction (a “ListCo Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of ListCo; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ListCo or any of its properties that would reasonably be expected to have a ListCo Material Adverse Effect.

e.          As of the date of this Subscription Agreement, the authorized share capital of ListCo (excluding the PIPE Securities) consists of one thousand (1,000) shares of Common Stock and the issued share capital of ListCo consists of one (1) share of Common Stock, which (A) has been duly authorized, validly issued, fully paid and nonassessable, (B) has been issued in compliance with applicable law and (C) has not been issued in breach or violation of any preemptive rights or contract. Immediately following the Closing, all of the issued and outstanding shares of Common Stock shall (A) be, or have been duly authorized, validly issued, fully paid and nonassessable, (B) shall have been issued in compliance with applicable law and (C) not have been issued in breach or violation of any preemptive rights or contract. There are no shareholder agreements, voting trusts or other agreements or understandings to which ListCo is a party or by which it is bound relating to the voting of any securities of ListCo, other than (1) as set forth in the SEC Reports (as defined below) and (2) as contemplated by the Transaction Agreement. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ListCo any equity interests in ListCo, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ListCo has no subsidiaries, other than ARYA Merger Sub and Company Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

f.           Assuming the accuracy of the representations and warranties of the Investor, ListCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by ListCo of this Subscription Agreement (including, without limitation, the issuance by ListCo of the PIPE Securities or any Warrant Shares), other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, or such other applicable stock exchange on which ListCo’s common equity will be listed (the “Stock Exchange”), (iv) those required to consummate the Transaction as provided under the Transaction Agreement, and (v) those of which the failure to obtain would not be reasonably likely to have a ListCo Material Adverse Effect.

g.          As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of ListCo, threatened against ListCo by the Stock Exchange or the SEC, respectively, to prohibit the listing of the Shares and Warrant Shares, or the registration of, when issued in connection with the closing of the Transaction, the Shares and Warrant Shares under the Exchange Act of 1934, as amended (the “Exchange Act”).

h.          Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the PIPE Securities by ListCo to the Investor hereunder. The PIPE Securities (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i.           Except for such matters as have not had and would not be reasonably likely to have a ListCo Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of ListCo, threatened against ListCo or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ListCo.

j.          ListCo has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the PIPE Securities, and ListCo is not under any obligation to pay any broker’s fee or commission in connection with the sale of the PIPE Securities other than to the Placement Agent at Closing.

k.         ListCo acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares and Warrant Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of the Shares and Warrant Shares, shall not be required to provide ListCo with any notice thereof; provided, however, that neither ListCo, ARYA, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares and Warrant Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by ListCo in all respects.

l.           Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, as of the date hereof, ListCo has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ListCo (other than any side letter or similar agreement relating to the transfer to any investor of securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). Notwithstanding the foregoing, the parties acknowledge that ListCo may enter into additional subscription agreements after the date hereof; provided, however, that if any such agreement is with respect to equity financing, then any such agreement shall be on substantially the same terms and at an effective offering price no less than as provided for pursuant to this subscription Agreement. The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

6.           ARYA Representations and Warranties. ARYA represents and warrants to the Investor that:

a.          ARYA has been duly incorporated and is validly existing as an exempted company under the laws of the Cayman Islands, in good standing under the laws of the Cayman Islands, with power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.          This Subscription Agreement has been duly authorized, validly executed and delivered by ARYA and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and ListCo, this Subscription Agreement is enforceable against ARYA in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

c.          As of the date hereof, the authorized share capital of ARYA consists of (i) 479,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”), (ii) 20,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Shares” and together with the Class A Shares, the “ARYA Ordinary Shares”), and (iii) 1,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”). As of the date of this Subscription Agreement, (i) no Preference Shares are issued and outstanding, (ii) 3,799,016 Class A Shares are issued and outstanding, and (iii) 3,737,500 Class B Shares are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares are fully paid and nonassessable, as such term or similar concept may be applicable to a Cayman Islands exempted company, have been duly authorized and validly issued and issued in compliance with applicable law and have not been issued in breach or violation of any preemptive rights or contract. There are no shareholder agreements, voting trusts or other agreements or understandings to which ARYA is a party or by which it is bound relating to the voting of any securities of ARYA, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ARYA any Class A Shares, Class B Shares or other equity interests in ARYA, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ARYA has no subsidiaries, other than ListCo, ARYA Merger Sub and Company Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

d.          A copy of each form, report, statement, schedule, proxy and other document filed by ARYA with the SEC on or prior to the Closing Date (the “SEC Reports”) is available to the Investor (including via the SEC’s EDGAR system). ARYA has timely filed the SEC Reports with the SEC through the date hereof (after giving effect to any applicable grace period). As of their respective filing dates all SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ARYA included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of ARYA as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of ARYA in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to ARYA. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of ARYA and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Subscription Agreement, shall not be deemed to constitute a breach of this Section 6(d). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 6(d).

e.          The sale and issuance of the PIPE Securities and the compliance by ARYA with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein, including the issuance of the Warrant Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ARYA or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ARYA or any of its subsidiaries is a party or by which ARYA or any of its subsidiaries is bound or to which any of the property or assets of ARYA or any of its subsidiaries is subject that would reasonably be expected to materially affect or legal authority of ARYA to comply in all material respects with the terms of this Subscription Agreement or the Transaction (an “ARYA Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of ARYA; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ARYA or any of its properties that would reasonably be expected to have an ARYA Material Adverse Effect.

f.           Assuming the accuracy of the representations and warranties of the Investor, ARYA is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by ARYA of this Subscription Agreement (including, without limitation, the issuance by ListCo of the PIPE Securities or any Warrant Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the Stock Exchange, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, and (v) those of which the failure to obtain would not be reasonably likely to have, individually or in the aggregate, an ARYA Material Adverse Effect.

g.          Other than the Placement Agent, ARYA has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the PIPE Securities, and ARYA is not under any obligation to pay any broker’s fee or commission in connection with the sale of the PIPE Securities other than to the Placement Agent.

h.          Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, ARYA has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in ARYA (other than any side letter or similar agreement relating to the transfer to any investor of securities to be issued to the direct or indirect securityholders of the Company pursuant to the Transaction Agreement). The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

i.          The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Stock Exchange. Except for such matters as have not had and would not be reasonably likely to have an ARYA Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of ARYA, threatened against ARYA or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ARYA.

7.           Investor Representations and Warranties. The Investor represents and warrants to ListCo and ARYA that:

a.          The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the PIPE Securities only for its own account and not for the account of others, or if the Investor is subscribing for the PIPE Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the PIPE Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor shall provide the requested information set forth on Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the PIPE Securities. The term “affiliate” or “affiliated” as used in this Subscription Agreement shall mean, with respect to any individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or governmental entity (a “person”), any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” as used in this Subscription Agreement shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

b.          The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares, are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the PIPE Securities and Warrant Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to ListCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the PIPE Securities and Warrant Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the PIPE Securities or Warrant Shares and may be required to bear the financial risk of an investment in the PIPE Securities and Warrant Shares for an indefinite period of time. The Investor acknowledges and agrees that the PIPE Securities and Warrant Shares will not immediately be eligible for offer, resale, transfer or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge, transfer or disposition of any of the PIPE Securities or Warrant Shares.

c.          The Investor acknowledges and agrees that the Investor is purchasing the PIPE Securities directly from ListCo. The Investor further acknowledges that there have not been, and the Investor hereby agrees that it is not relying on, representations, warranties, covenants and agreements made to the Investor by or on behalf of ListCo, ARYA, the Company, Jefferies LLC, Chardan Capital Markets, LLC (Jefferies LLC and Chardan Capital Markets, LLC and any of their respective affiliates, the “Placement Agent”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of ListCo expressly set forth in Section 5 and ARYA expressly set forth in Section 6 of this Subscription Agreement.

d.          The Investor’s acquisition and holding of the PIPE Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

e.          The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the PIPE Securities including, without limitation, with respect to ARYA, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, deemed necessary to make an investment decision with respect to the PIPE Securities.

f.          The Investor became aware of this offering of the PIPE Securities solely by means of direct contact between the Investor, ARYA, ListCo or the Company or a representative of ARYA, ListCo or the Company, and the PIPE Securities were offered to the Investor solely by direct contact between the Investor and ARYA, ListCo or the Company or a representative of ListCo, ARYA or the Company.  The Investor did not become aware of this offering of the PIPE Securities, nor were the PIPE Securities offered to the Investor, by any other means and none of ListCo, ARYA, the Company, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the PIPE Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, ListCo, ARYA, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of ListCo and ARYA contained in Section 5 and Section 6 of this Subscription Agreement, in making its investment or decision to invest in ListCo.

g.          The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the PIPE Securities, including, without limitation, those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the PIPE Securities, and the Investor has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the PIPE Securities. The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the PIPE Securities. The Investor understands and acknowledges that the purchase and sale of the PIPE Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). The Investor will not look to the Placement Agents for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the PIPE Securities, has no need for liquidity with respect to its investment in the PIPE Securities and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the PIPE Securities.

h.          Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the PIPE Securities and determined that the PIPE Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in ListCo. The Investor acknowledges specifically that a possibility of total loss exists.

i.           In making its decision to purchase the PIPE Securities, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning ListCo, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement, the Warrant Agreement or the transactions contemplated hereby or thereby, the PIPE Securities or the offer and sale of the PIPE Securities.

j.           The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the PIPE Securities or made any findings or determination as to the fairness of this investment.

k.          The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l.          The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. (A) The signature on this Subscription Agreement is genuine, (B) the signatory of this Subscription Agreement, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, (C) this Subscription Agreement has been duly executed and delivered by the Investor or the investment advisor to which the Investor has delegated decision making authority over investments and (D) this Subscription Agreement constitutes, assuming that the Subscription Agreement and the Warrant Agreement constitute the valid and binding agreement of ARYA and ListCo, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m.         The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Russia, Syria, the Crimea, Donetsk or Luhansk regions of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv)  a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law.  If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including, without limitation, the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the PIPE Securities and any Warrant Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

n.          The Investor acknowledges that no disclosure or offering document has been prepared by the Placement Agent in connection with the offer and sale of the PIPE Securities.

o.          The Investor acknowledges that neither the Placement Agents, nor any of their respective affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to ListCo, ARYA, the Company or its subsidiaries or any of their respective businesses, or the PIPE Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by ListCo, ARYA or the Company, as applicable.

p.         The Investor has or has commitments to have and, when required to deliver payment to ListCo pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the sale, purchase and issuance of the PIPE Securities pursuant to this Subscription Agreement.

q.          The Investor does not have, as of the date hereof, and during the thirty (30) day period immediately prior to the date hereof such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of ARYA. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the PIPE Securities covered by this Subscription Agreement.

r.          The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of ARYA (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

s.          The Investor acknowledges and agrees that the Placement Agents (a) are acting solely in their capacity as placement agents with respect to the issuance and sale of the PIPE Securities pursuant to this Subscription Agreement and the Other Subscription Agreements, are not acting as underwriters, initial purchasers, dealers, financial advisors, fiduciaries or in any other capacities and are not and shall not be construed as fiduciaries to the Investor, ListCo, ARYA or any other person or entity in connection with this offering of the PIPE Securities or the Transaction; (b) have not made and will not make any representation or warranty, whether express or implied, of any kind or character to the Investor and have not provided any advice or recommendation in connection with this offering of the PIPE Securities or the Transaction; (c) will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the offering of the PIPE Securities, the Transaction or any of the documents furnished pursuant thereto or in connection therewith or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning ListCo, this offering of PIPE Securities, or the Transaction.

t.           The Investor acknowledges and is aware that the Placement Agents are acting as ListCo’s and ARYA’s Placement Agents and Jefferies LLC is acting as capital markets advisor to ARYA.

u.          The Investor acknowledges and agrees that none of the Placement Agents shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, ListCo, ARYA or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of this offering of the PIPE Securities or the Transaction.

v.          The Investor has been the owner of the Company Convertible Notes continuously since their issuance and has good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

8.           Registration Rights.

a.          The Investor, ListCo and ARYA hereby acknowledge and agree that the Shares and Warrant Shares (such securities, the “PIPE Registrable Securities”) acquired by the Investor hereunder shall in all respects be subject to the terms and conditions of the Investor Rights Agreement (as defined in the Transaction Agreement) and, for all purposes of the Investor Rights Agreement, shall constitute Registrable Securities (as defined in the Investor Rights Agreement), and Investor shall be a party to such agreement as a “Perceptive Holder.”

9.           Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) ListCo’s notification to the Investor in writing that it has, with the written consent of the Company, abandoned its plans to move forward with the Transaction and/or terminated the Investor’s obligations with respect to the subscription without the delivery of the Shares having occurred, and (d) the delivery of a notice of termination of this Subscription Agreement by the Investor to ListCo and ARYA on the Termination Date (as defined in the Transaction Agreement, and such thirtieth calendar day, the “Outside Date”), if the Closing has not occurred by the Termination Date (provided, that the right to terminate this Subscription Agreement pursuant to this clause (d) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is an Other Investor, and such Other Investor’s breach of any of its covenants or obligations under an Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Termination Date) (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful and material breach of any covenant, agreement, obligation, representation or warranty hereunder prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful and material breach. ListCo shall notify the Investor of the termination of the Transaction Agreement as promptly as practicable after the termination of the Transaction Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to ListCo in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor.

10.        Trust Account Waiver. The Investor acknowledges that ARYA is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving ARYA and one or more businesses or assets. The Investor further acknowledges that, as described in ARYA’s final prospectus relating to its initial public offering dated February 25, 2021 (the “Final Prospectus”) available at www.sec.gov, substantially all of ARYA’s assets consist of the cash proceeds of ARYA’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of ARYA, its public shareholders and the underwriters of ARYA’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to ARYA to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Final Prospectus. For and in consideration of ARYA entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to ARYA’s public shareholders or to the underwriters of ARYA’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account), and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement or the transactions contemplated hereby regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided, however, that nothing in this Section 10 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of publicly traded Class A Shares acquired in an open market transaction, pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with ARYA’s Amended and Restated Memorandum and Articles of Association, as amended in connection with the shareholder meetings of ARYA on February 28, 2023 and February 27, 2024 and as may be subsequently amended from time to time, and the Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and ARYA, dated March 2, 2021, except to the extent that the Investor has otherwise agreed in writing with ListCo, ARYA, the Company or any of their respective affiliates to not exercise such redemption right.

11.        Tax Matters. The parties to this Subscription Agreement intend that the Transaction and the issuance of the PIPE Securities pursuant to this Subscription Agreement and certain Other Subscription Agreements shall collectively be treated as an integrated transaction qualifying under Section 351(a) of the Code. Following the Closing, the Investor shall determine and notify ListCo of the value of the PIPE Securities issued pursuant to this Subscription Agreement and such value shall be utilized for purposes of valuing any PIPE Securities issued pursuant to any Other Subscription Agreement. Each party shall (and shall cause its respective affiliates to) prepare and file all tax returns consistent with, and take no position inconsistent with (whether in audits, tax returns or otherwise), this Section 11 (including with respect to the value of any of the PIPE Securities) unless otherwise required to do so pursuant to a final determination within the meaning of Section 1313 of the Code.

12.         Miscellaneous.

a.          Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the PIPE Securities acquired hereunder and the rights set forth in Section 8 solely in connection with a transfer of such PIPE Securities (other than a transfer in connection with a sale pursuant to either an effective registration statement or under Rule 144), if any) may be transferred or assigned. Notwithstanding the foregoing, after notifying ListCo, Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Investor) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Investor of its obligations hereunder if any such assignee fails to perform such obligations. Further, the Investor has the option to reduce the Additional Cash set forth on the signature page hereto with the gross proceeds (notwithstanding any fees netted therefrom) from any financing or commitment for financing for which, in either case, the proceeds of such financing are available to the Company, ARYA or ListCo, as applicable, on or prior to the Transaction Closing Date (any such financing, an “Additional Financing”) prior to the Closing, whether in the form of equity, debt or convertible debt, other than pursuant to the financing agreements entered into by ARYA or ListCo on the date hereof; provided that such reduction of the Additional Cash may not exceed $1,070,575.10. To the extent that the gross proceeds of any Additional Financing reduce the Additional Cash set forth on the signature page hereto, the number of Warrants and the Sponsor Promote Allocation Shares subscribed for by the Investor shall each be reduced in proportion to the amount by which the Additional Cash is reduced. The Investor agrees that to the extent the gross proceeds of any Additional Financing is applied at the option of the Investor as set forth in Section 3.1 of the Note Purchase Agreement, dated February 13, 2024, by and between the Investor, the Company and ListCo, then such Additional Cash may not also be used to reduce the Additional Cash set forth on the signature page hereto.

b.          ListCo may request from the Investor such additional information as ListCo may deem necessary to register the resale of the PIPE Registrable Securities and evaluate the eligibility of the Investor to acquire the PIPE Securities, and the Investor shall provide any such information as may be reasonably requested. Without limiting the generality of the foregoing or any other covenants or agreements in this Subscription Agreement, the Investor acknowledges that ListCo and ARYA may file a copy of this Subscription Agreement and the Warrant Agreement with the SEC as an exhibit to a periodic report or a registration statement of ListCo or ARYA.

c.          The Investor acknowledges that ListCo, ARYA, the Company, the Placement Agent and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify ListCo, ARYA, the Company and the Placement Agent in writing if any of the acknowledgments, understandings, agreements, representations or warranties set forth in Section 7 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify ListCo, ARYA, the Company and the Placement Agent if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of PIPE Securities from ListCo will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Investor as of the time of such purchase.

d.          The Investor agrees that, from the date hereof until the Closing or the earlier termination of this Subscription Agreement, none of the Investor or any person or entity acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any PIPE Securities or any securities of ARYA prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of ARYA, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 12(d) shall not apply to long sales (including sales of securities held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the date hereof and securities purchased by the Investor in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments. Notwithstanding the foregoing, nothing in this Section 12(d) (i) shall prohibit any entities under common management with the Investor that have no knowledge (constructive or otherwise) of this Subscription Agreement or of Investor’s participation in the transactions contemplated hereby from entering into any of the transactions set forth in the first sentence of this Section 12(d); and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers or desks manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 12(d) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the PIPE Securities covered by this Subscription Agreement.

e.          ListCo, ARYA and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 12(e) shall not give the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of ListCo or ARYA set forth in this Subscription Agreement.

f.           All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g.          This Subscription Agreement may not be terminated other than pursuant to the terms of Section 9 above.  The provisions of this Subscription Agreement may not be modified, amended or waived except by an instrument in writing, signed by each of the parties hereto; provided, however, that no modification, amendment or waiver by ListCo of the provisions of this Subscription Agreement shall be effective without the prior written consent of ARYA (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and, in each case, do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of either party hereto in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h.          This Subscription Agreement (including, without limitation, the schedule hereto and the Warrant Agreement attached hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  Except as set forth in Section 3(b), Section 7, Section 9, Section 12(c), Section 12(e), Section 12(g), this Section 12(h) and the last sentence of Section 12(l) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

i.         Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j.           If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k.          This Subscription Agreement may be executed and delivered in one or more counterparts (including, without limitation, by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l.          The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Additional Cash, ListCo’s obligations under this Subscription Agreement and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m.         Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice given hereunder:

(i)          if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii)          if to ARYA or ListCo, to:
c/o ARYA Sciences Acquisition Corp IV
51 Astor Place, 10th Floor
New York, NY 10003
Attention: Michael Altman
   Konstantin Poukalov
E-mail:     Michael@perceptivelife.com
                 Konstantin@perceptivelife.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Peter Seligson, P.C.
Mathieu Kohmann
Email:          peter.seligson@kirkland.com
   mathieu.kohmann@kirkland.com

n.          THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 12(N) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12(N).

o.          The Investor hereby acknowledges that the Placement Agents and/or their respective affiliates may now or in the future own securities of ARYA and/or purchase securities in the Transaction.

13.          Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of ListCo expressly contained in Section 5 and ARYA expressly contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in ListCo.  The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the PIPE Securities (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the PIPE Securities, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the PIPE Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by ListCo, ARYA, the Company, the Placement Agents or any Non-Party Affiliate concerning ListCo, ARYA, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of ListCo, ARYA, the Company, the Placement Agents or any of ListCo’s, ARYA’s, the Company’s or the Placement Agents’ respective controlled affiliates or any family member of the foregoing.

15.          Several Obligations. The obligations of the Investor and each Other Investor in connection with the private placement are several and not joint, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor in connection with the private placement. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or any Other Investor pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: PERCEPTIVE LIFE SCIENCES MASTER FUND LTD	State/Country of Formation or Domicile: Cayman Islands

By:
Name: Michael Altman
Title: Authorized Signatory

Name in which PIPE Securities are to be registered (if different): N/A	Date: July 31, 2024

Investor’s EIN/SSN (as applicable): [***]

Business Address-Street: 51 Astor Place, 10th Floor	Mailing Address-Street (if different): N/A

City, State, Zip: New York, New York 10003	City, State, Zip: N/A

Attn: [***]	Attn:

Telephone No.: [***]	Telephone No.: N/A
Facsimile No.: N/A	Facsimile No.: N/A

Email: [***]	Email: N/A

Number of Shares subscribed for: A number equal to (A) the product of (a) 120% and (b) the quotient obtained by dividing (i) the sum of the amount of principal on the Company Convertible Notes that is outstanding as of the date that is three (3) business days prior to the Closing Date and the Additional Cash by (ii) Per Share Subscription Amount set forth below (such product, the “Base Subscription Share Amount”), plus (B) the quotient obtained by dividing (i) the amount of any interest on the Company Convertible Notes that is accrued and unpaid as of the date that is three (3) business days prior to the Closing Date by (ii) the Per Share Subscription Amount set forth below, plus (C) the number of Sponsor Promote Allocation Shares (as defined below).1

Sponsor Promote Allocation Shares: 1,008,344 (such number of shares, the “Sponsor Promote Allocation Shares”)

Number of Warrants subscribed for: A number of Warrants equal to the Base Subscription Share Amount.2

Per Share Subscription Amount: $10.00 (such amount, the “Per Share Subscription Amount”)

Additional Cash: $15,875,567.99 (which amount will be increased by any capacity that remains undrawn under the Company Convertible Notes at Closing)

You must pay the Additional Cash by wire transfer of United States dollars in immediately available funds to the account specified by ListCo in the Closing Notice.

[1]
For the avoidance of doubt, the number of Shares subscribed for by the Investor shall be yielded by the following calculation: X = (1.2*(B+C)/D) + (E/D) + F, whereby: X is the number of Shares subscribed for by the Investor; B is the amount of principal on the Company Convertible Notes that is outstanding as of the date that is three (3) business days prior to the Closing Date; C is the Additional Cash; D is the Per Share Subscription Amount; E is the amount of any interest on the Company Convertible Notes that is accrued and unpaid as of the date that is three (3) business days prior to the Closing Date; and F is the number of Sponsor Promote Allocation Shares.

[2]
For the avoidance of doubt, the number of Warrants subscribed for by the Investor shall be yielded by the following calculation: Z = 1.2*(B+C)/D, whereby: Z is the number of Warrants subscribed for by the Investor; B is the amount of principal on the Company Convertible Notes that is outstanding as of the date that is three (3) business days prior to the Closing Date; C is the Additional Cash; and D is the Per Share Subscription Amount.

IN WITNESS WHEREOF, ListCo and ARYA have accepted this Subscription Agreement as of the date set forth below.

AJA HOLDCO, INC.
By:
Name: Adam Stone
Title: Chief Executive Officer

ARYA SCIENCES ACQUISITION CORP IV

By:
Name: Michael Altman
Title: Chief Financial Officer
Date: July 31, 2024

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☒	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.
☒  We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box) INVESTOR:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☒  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐  Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐  Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

Exhibit A

Form of Warrant Agreement